EXHIBIT 99.20

AMENDED AND RESTATED

SECURITY AGREEMENT (MFN)

THIS AMENDED AND RESTATED SECURITY AGREEMENT (MFN), dated as of January 29, 2004 (this “Agreement”), is made by and between the Persons listed on the signature pages hereto as “Grantors” (individually, a “Grantor” and, collectively, the “Grantors”), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Secured Party”).

R E C I T A L S

A. CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and Secured Party previously entered into the Second Amended and Restated Securities Purchase Agreement pursuant to which, among other things, the Company and the Secured Party amended and restated the First Amended and Restated Securities Purchase Agreement.

B. In connection with the execution and delivery of the Second Amended and Restated Securities Purchase Agreement, the Grantors executed and delivered a Security Agreement (MFN) dated as of March 22, 2002 (as supplemented by a Joinder Agreement dated as of April 4, 2003, and by a Joinder Agreement dated as of May 20, 2003, the “Original Security Agreement (MFN)”), pursuant to which, among other things, the Grantors granted in favor of the Purchaser valid first priority security interests and Liens (subject only to Permitted Liens) on all of its or their assets, properties and rights to secure the prompt and timely payment and performance of all of their obligations under the Subsidiary Guaranty.

C. The Company and the Secured Party have entered into that certain Third Amended and Restated Securities Purchase Agreement dated as of January 29, 2004 (as amended from time to time, the “Securities Purchase Agreement”), which, effective on and as of the Third Amendment Effective Date (as defined therein), amends and restates the Second Amended and Restated Securities Purchase Agreement on the terms and subject to the conditions set forth therein.

E. In connection with the execution and delivery of the Securities Purchase Agreement, the parties wish to amend and restate the Original Security Agreement (MFN on the terms and subject to the conditions set forth herein.

F. This Agreement, together with the Stock Pledge and Control Agreement (MFN) dated as of March 22, 2002 (as previously amended and as amended from time to time, the “Pledge Agreement (MFN)”) between the Pledgors (as defined therein) and the Secured Party and the Intellectual Property Security Agreement (MFN) dated as of March 22, 2002 (as previously amended and as amended from time to time, “Intellectual Property Security Agreement (MFN)”) between the Grantors (as defined therein) and the Secured Party, shall constitute MFN Collateral Documents for purposes of the Securities Purchase Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Secured Party hereby agree as follows:

Section 1. Definitions.

(a) The following terms shall have the respective meanings set forth below, or in the provisions indicated below:

“Collateral” shall have the meaning set forth in Section 2(a) hereof.

“Obligations” shall mean, when used in this Agreement, any and all “Guarantied Obligations” as defined in the Subsidiary Guaranty.

“Securitization Transaction Collateral Release Agreement” means a written agreement by the Secured Party, in form and substance satisfactory to the Secured Party, releasing specific items of Collateral identified therein in connection with the consummation of a Securitization Transaction.

“Specified Securitization Transaction Collateral” means the assets and other properties which would otherwise be Collateral hereunder, to the extent specifically released from the security interests and liens of the Secured Party pursuant to a Securitization Transaction Collateral Release Letter Agreement or, with respect to the November 2000 Securitization Transaction Collateral and the March 2002 Securitization Transaction Collateral (in each case as defined in the Original Security Agreement (MFN)), under the Original Security Agreement (MFN).

(b) Unless otherwise indicated, all capitalized terms used in this Agreement without definitions shall have the respective meanings ascribed to them in the Securities Purchase Agreement (provided that references in such definitions to the “Company” or the “Company and its Subsidiaries” or words of similar import shall refer to each “Grantor” or each “Grantor and its Subsidiaries,” as the case may be), and the rules of interpretation and construction set forth in Sections 1.2 to 1.6 of the Securities Purchase Agreement shall likewise govern this Agreement. All terms defined in the UCC and used without other definition herein shall have the same respective definitions herein as specified from time to time therein.

Section 2. Grant of Security Interest.

(a) To secure the payment and performance in full of all Obligations of the Grantors, each Grantor grants to the Secured Party a continuing security interest in, and so pledges and assigns to the Secured Party, and affirms, ratifies and acknowledges the continuing validity, enforceability, and perfection of, the assignments, pledges, and grants to Secured Party of security interests heretofore granted to Secured Party pursuant to the Original Security Agreement (MFN) in and to, all of such Grantor’s right, title and interest in and to all tangible and intangible personal and fixture property of such

Grantor, of every kind and nature, wherever located, however evidenced, whether now owned or hereafter acquired or arising, and all proceeds, products, rents, offspring and profits thereof, accessions thereto, and supporting obligations relating thereto, (all of the same, collectively, being hereinafter called the “Collateral”), including:

(i) all inventory, goods, merchandise, raw materials, supplies, good or work in process, finished goods and other tangible personal property held by such Grantor for processing, sale or lease or furnished or to be furnished by such Grantor under contracts of service or to be used or consumed in such Grantor’s business;

(ii) all deposit accounts, securities accounts, commodities accounts, cash collateral accounts, spread accounts and over-collateralized accounts (including all money, funds, deposits and instruments relating to the foregoing);

(iii) all accounts receivable and notes, drafts, acceptances, letters of credit, letter of credit rights, bills of exchange, promissory notes, documents, instruments, whether or not earned by performance, as well as all right, title and interest of such Grantor in the goods which have given rise thereto, including rights of stoppage in transit;

(iv) all general intangibles, payment intangibles, going concern value, all software, goodwill and all present and future intellectual property rights of such Grantor, rights (monetary and non-monetary) under contracts, including all receivables purchase agreements and Automobile Contracts, and all rights to security interests in Financed Vehicles and other Goods granted by any Automobile Contract Debtor pursuant to an Automobile Contract and any other interest of such Grantor in such Financed Vehicle, all trademark, trade name and “dba” rights, all service marks and service names, all copyright rights, all patent rights, all trade secrets, all know-how, and all past, present and future causes of action arising under all such intellectual property rights;

(v) all chattel paper of every kind and description, whether tangible or intangible;

(vi) all other rights of such Grantor in and to the payment of money of every kind and nature, howsoever evidenced, including monies received under Automobile Contracts and amounts due from Affiliates, all servicing fees (including Servicing Fees), all Tax and other refunds and/or abatements of every kind and nature, insurance proceeds, proceeds from factoring agreements, interest rate hedge, swap or other interest rate protection agreements, tort claims, causes of action of every kind and description, and all rights to deposits or advance payments and repayments, insurance refund claims, health-care-insurance receivables and all other insurance claims and proceeds, proceeds of fraudulent transfer, preference, or similar claims, pension fund overfunded amounts, and letter of credit rights;

(vii) all books, customer lists, contract lists, advertiser lists, subscriber lists, files (including files with respect to Automobile Contracts), records

(including computer programs, disks, tapes and related electronic data processing media), general ledger sheets, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, cards, data and data storage systems, and other writings and records of such Grantor or in which such Grantor has an interest in any way relating to the Collateral and all rights of such Grantor to retrieval from third parties of all such books and records, including electronically processed and recorded information pertaining to any Collateral;

(viii) all documents, documents of title, policies and certificates of insurance, securities and instruments (whether negotiable or non-negotiable);

(ix) all cash, funds and investments in any collateral account or accounts maintained from time to time by such Grantor with the Secured Party and all deposits and/or deposit accounts maintained by such Grantor, and all money, deposits, funds and instruments relating to the foregoing;

(x) all liens, rights, remedies, privileges, guaranties, indemnities, warranties, claims, security interests, mortgages, securities, supporting obligations and other encumbrances in favor of or assigned to such Grantor for any of the foregoing;

(xi) all equipment, machinery, fixtures, furniture, office supplies and vehicles;

(xii) all rights under all present and future authorizations, permits, licenses and franchises, to the fullest extent permitted by Applicable Laws;

(xiii) all investment property;

(xiv) all rights to payments and distributions under or in connection with any and all Securitization Transactions, including all rights to payment or distributions of money (whether such rights are classified under the applicable UCC as general intangibles, accounts, certificated securities, uncertificated securities or otherwise) arising out of, related to or created in connection with all Securitization Transactions, including all servicing fees (including all Servicing Fees receivable from such Grantor’s aggregate servicing portfolio), reimbursements, Net Interest Receivable and other amounts of every kind and description payable to such Grantor, whether as Servicer, as “Seller” under a receivables purchase agreement, or in any other capacity (including as a holder of a Residual Interest Certificate or Class B Certificate), from any source whatsoever in connection therewith, including payments or distributions on account of residual interests in Securitization Transactions, and also including amounts due such Grantor pursuant to any pooling and servicing agreement, reinsurance agreement, agreement with any credit enhancer, agreement with any provider of interest rate hedges, swaps or other interest rate protection agreements of every kind and description, and all rights (but none of its obligations or liabilities) to receive payments under Securitization Transaction Documents, and any and all other agreements, documents or instruments of such Grantor or to which such Grantor or any Subsidiary of the Grantor is a party or in which such Grantor has an interest, now existing or hereafter arising in connection with any Securitization Transaction;

(xv) all other personal property, assets and things of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable, including with respect to all Collateral described in clauses (i) through (xiv), any such Collateral hereafter acquired; and

(xvi) all proceeds (including insurance proceeds), profits, rents and products of the items of Collateral described or referenced in the foregoing clauses (i) through (xv) of every kind and nature whatsoever, including proceeds from recourse against Dealers with respect to Automobile Contracts, and also including all present and future claims, demands, causes and choses in action in respect of any of the foregoing, and all payments on or under and all proceeds in respect of any or all of the foregoing, including proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

Notwithstanding the foregoing, the Collateral shall exclude those items which expressly comprise the Specified Securitization Transaction Collateral, but shall include all similar assets, properties and rights to the extent not specifically described in a Securitization Transaction Collateral Release Agreement.

(b) Pursuant to the terms hereof, each Grantor has endorsed, assigned and delivered to the Secured Party all negotiable or non-negotiable instruments (including certificated securities) owned or held by it and tangible chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Secured Party may have specified. In the event that any Grantor shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including Class B Certificates, Residual Interest Certificates or any other certificated securities) or tangible chattel paper to be pledged by it hereunder, such Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. To the extent that any securities are uncertificated, the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by such Grantor, will at the time of such acquisition be, duly registered in the name of the Secured Party or one or more nominees of the Secured Party with the issuer of such securities, or such securities shall have been deposited in a securities account, and the securities intermediary maintaining such securities account shall have granted control over such securities account to the Secured Party, with the Secured Party having at all times the right to obtain definitive certificates (in the Secured Party’s name or in the name of one or more nominees of the Secured Party) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. Each Grantor hereby acknowledges that the Secured Party may, in its discretion, appoint one or more financial institutions to act as the Secured Party’s agent in holding in custodial account instruments in which the Secured Party is granted a security interest hereunder, including certificates of deposit and other instruments evidencing short term obligations.

(c) The parties acknowledge and agree that the Pledge Agreement (MFN), pursuant to which certain Grantors have pledged all the equity interests held by such Grantor in such Grantor’s Subsidiaries, and the Control Agreements pursuant to which certain Grantors have granted control to the Secured Party over each of the deposit, securities and other accounts listed on Schedule 3.34 of the Securities Purchase Agreement, shall be supplemental to the provisions of this Agreement, but more particularly governed by the terms of such agreements. Nothing contained in the Pledge Agreement (MFN) or any such Control Agreement shall derogate from any of the rights or remedies of the Secured Party hereunder. Nor shall anything contained in the Pledge Agreement (MFN) or any Control Agreement be deemed to prevent or extend the time of attachment or perfection of any security interest in such Collateral created hereby.

(d) The parties acknowledge and agree that the Intellectual Property Security Agreement (MFN) is supplemental to the provisions of this Agreement and that the collateral described therein is more particularly governed by the terms of such Agreement. Nothing contained in the Intellectual Property Security Agreement (MFN) shall derogate from any of the rights or remedies of the Secured Party hereunder. Nor shall anything contained in the Intellectual Property Security Agreement (MFN) be deemed to prevent or extend the time of attachment or perfection of any security interest in such Collateral created hereby.

(e) For each item of electronic chattel paper, each Grantor has (i) irrevocably created a single, authoritative copy, which is unique and unalterable except by the Secured Party, (ii) has duly and irrevocably identified the security interest of the Secured Party in such original, and (iii) has communicated such authoritative copy to the Secured Party. Each Grantor so encrypted such authoritative copy that it can be distinguished from any other copy, and so that any amendments may be made to such authoritative copy by any Person other than the Secured Party would be identifiable from authoritative amendments made by the Secured Party.

(f) In the event that any Grantor acquires by any means any rights under or in respect of commercial tort claims, such Grantor shall promptly notify Secured Party of the facts of such claims in reasonable detail, grant Secured Party a continuing security interest therein, and take any action Secured Party may reasonably request to ensure that such security interest is a valid, enforceable, perfected security interest therein, subject as to priority only to Permitted Liens entitled to priority by Applicable Law. Without limiting the foregoing, each Grantor hereby authorizes Secured Party to file in any jurisdictions such amendments to financing statements, new financing statements, or other documents as may be necessary or desirable to perfect a security interest in any such commercial tort claims.

Section 3. Representations and Warranties Regarding Collateral.

(a) Appropriate financing statements having been filed in the jurisdictions listed on Schedule I hereto, all certificates representing investment property that consists of certificated securities having been delivered to the Secured Party, the Secured Party having obtained control over all investment property and all appropriate filings having been made, this Agreement is effective to create a valid and continuing first priority Lien on the Collateral, prior to all other Liens except Permitted Liens entitled to priority under Applicable Laws. All actions necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

(b) Each Grantor is the owner of the Collateral it purports to own, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other Permitted Liens.

(c) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by any Grantor in favor of the Secured Party pursuant to this Agreement or such as related to other Permitted Liens.

(d) None of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9102(a)(34) or “consumer goods” as defined in Section 9102(a)(23), of the UCC. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act. the amounts reflected on all records, invoices, statements, and schedules of Accounts with respect thereto (i) to the knowledge of each Grantor, are actually and absolutely owing to such Grantor as indicated thereon and (ii) are not in any way contingent;

(e) Except as specifically disclosed to the Secured Party in writing, (i) there are no known setoffs, claims, or disputes existing or asserted with respect to any of the Collateral and each Grantor has not agreed and will not agree with any applicable account debtor to (A) any deduction therefrom, (B) any extension of time for the payment thereof, (C) any compromise or settlement for less than the full amount thereof, or (D) any release, in whole or in part, of any Person liable therefor, except as to all of the foregoing deductions, extensions, compromises, settlements, or releases allowed by such Grantor in the ordinary course of its business and disclosed to Secured Party. No payments have been made by account debtors obligated on any Collateral, except ordinary-course payments that have reduced the balance thereof as reported by any Grantor to Secured Party. To the best of each Grantor’s knowledge, each account debtor obligated on the Collateral has the capacity to contract and is solvent.

(f) Schedule I hereto reflects as of the date hereof:

(i) each Grantor’s exact corporate name as it appears in its certificate of incorporation, certificate of formation or other similar governing document;

(ii) the state of organization of each Grantor;

(iii) each other corporate name each Grantor has had since its organization, together with the date of the relevant change; and

(iv) all appropriate jurisdictions for filing financing statements to perfect the security interest in the Collateral granted hereunder.

(g) No Grantor maintains or has maintained within the past year any books or records concerning the Collateral except at the locations specified on Schedule I hereto.

(h) Each Grantor has identified clearly and accurately in its records the chattel paper that has been transferred pursuant to Securitization Transactions and otherwise.

(i) Schedule II hereto sets forth a true and complete list of all Securitization Transaction Collateral Release Agreements enter into by the Secured Party with respect to any Securitization Transactions consummated by any Grantor from March 8, 2002, through the date hereof.

(j) Schedule III hereto sets forth a true and complete list of all Class B Certificates and Residual Interest Certificates pledged to the Secured Party through the date hereof. Other than the Class B Certificates and Residual Interest Certificates listed on such Schedule, no Grantor owns or holds any Class B Certificates and Residual Interest Certificates.

Section 4. Continuous Perfection. Each Grantor’s jurisdiction of organization is listed on Schedule I hereto. No Grantor will change the same, or the name, identity, corporate structure or jurisdiction of organization of such Grantor in any manner, without providing at least thirty (30) days’ prior written notice to the Secured Party. The Collateral, to the extent not delivered to the Secured Party, will be kept within the United States at all times.

Section 5. No Liens. Except for the security interest herein granted and other Permitted Liens, each Grantor shall be the owner of the Collateral it purports to own free from any lien, security interest or other encumbrance, and each Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party. No Grantor shall pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any Person other than the Secured Party, except for Permitted Liens and other Liens permitted by Section 8.2 of the Securities Purchase Agreement.

Section 6. Transfers. No Grantor will sell or offer to sell or otherwise transfer the Collateral or any interest therein except (a) pursuant to Securitization Transactions, or (b) as expressly permitted by the Securities Purchase Agreement.

Section 7. Additional Covenants of the Grantors.

(a) Each Grantor will keep the Collateral insured in accordance with the requirements under the Securities Purchase Agreement. Each Grantor will comply with all of its material obligations under each of the Securitization Transaction Documents to which it is a party, except where the failure to comply with the same would not result in a Material Adverse Effect. Each Grantor will not use or otherwise deal with the Collateral in violation of this Agreement, the Securities Purchase Agreement (or any Related Agreement), the Securitization Transaction Documents, any insurance policy covering the Collateral or Applicable Laws. Each Grantor will pay promptly when due all taxes, assessments and governmental charges on the Collateral or for its use or operation, except for taxes and assessments permitted to be contested as provided in the Securities Purchase Agreement. The Secured Party may, at its option, upon the failure of any Grantor to do so in compliance with the terms of this Agreement and the Securities Purchase Agreement, discharge any taxes, liens, security interests or other encumbrances to which any Collateral is at any time subject (including in respect of FICA and withholding taxes), and each Grantor agrees to reimburse the Secured Party on demand for any payments made or expenses reasonably incurred by the Secured Party pursuant to the foregoing authorization, and any unreimbursed amounts shall constitute secured Obligations for all purchases hereof.

(b) If any Collateral of any Grantor is in the possession of any third party, including trustees or paying agents on any Securitization Transactions and/or such Grantor’s agents or Affiliates, and the Secured Party’s security interest therein is for any reason not then perfected by the filing of financing statements, such Grantor shall notify such third parties of the security interest of the Secured Party therein and instruct them to hold the same for the account of the Secured Party, and will deliver such other notices and instructions to, and obtain waivers (including but not limited to waivers of setoff and recoupment), acknowledgments and financing statements from such third parties as the Secured Party deems necessary.

(c) The Securitization Transaction Documents to which any Grantor is a party existing as of the date hereof (A) are valid, legally binding contracts, enforceable in accordance with their terms, and, except as provided in Schedule 3.5(d) to the Securities Purchase Agreement, no default on the part of any Grantor or any other party thereto has occurred and is continuing, and (B) have not been amended or otherwise modified except as disclosed in writing to the Secured Party prior to the date hereof. Except as provided in Schedule 3.5(d) to the Securities Purchase Agreement, no Grantor has knowledge of any condition, event, defect or circumstance which would impair such Grantor’s right under the Securitization Transaction Documents or such Grantor’s right to receive payment in respect of the Collateral, or any other event or condition which could reasonably be expected to have a Material Adverse Effect. Notwithstanding the grant of the security interest hereunder, the Grantors shall remain liable under each contract or agreement included in the Collateral (including the Securitization Transactions Documents) to be observed or performed by any Grantor thereunder. The Secured Party shall have no obligation or liability under any such contact or agreement by reason of or arising out of this Agreement or the receipt by the Secured Parties of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action or enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9207 or 9208 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

(d) Schedule 3.34 of the Securities Purchase Agreement sets forth a true, complete and correct list of all deposit accounts (demand, time, special or other), securities accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts and other accounts of any kind or nature maintained by or in which each Grantor has an interest and correctly describes the bank or other financial institution in which such account is maintained (including the specific branch), the address and ABA number of such institution, the officer of such institution having primary responsibility for such Grantor’s accounts, the account number and type (as supplemented from time to time by the Grantors by written notice to the Secured Party). At the request of the Secured Party, each Grantor will use its best efforts to cause each bank or other financial institution with which it maintains a deposit or other account to enter into Control Agreements with respect to such deposit and other account, in each case in form and substance reasonably satisfactory to the Secured Party.

Section 8. Maintenance of Collateral; Compliance with Law. Each Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Secured Party, or its designee, may inspect the Collateral at any reasonable time, wherever located. Each Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement. Each Grantor has at all times operated, and each Grantor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

Section 9. Collateral Protection Expenses; Preservation of Collateral.

(a) In its discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. Each Grantor agrees to reimburse the Secured Party on demand for any and all expenditures so made. The Secured Party shall have no obligation to each Grantor to make any such expenditures, nor shall the making thereof relieve the Grantor of any default.

(b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by it thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9207 and, with respect to Collateral under the Secured Party’s control, Section 9208, of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

Section 10. Securities and Deposits. The Secured Party may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it on the Obligations. Whether or not Obligations are due, the Secured Party may demand, sue for, collect, or make any settlement or compromise it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to any Grantor may at any time be applied to or set off against any of the Obligations.

Section 11. Notification to Account Debtors and Other Obligors. If a Default or an Event of Default shall have occurred and be continuing, each Grantor shall, at the request of the Secured Party, notify account debtors and other obligors on accounts, chattel paper, general intangibles, promissory notes, instruments and investment property of such Grantor for which such Grantor is an obligee of the security interest of the Secured Party in any account, chattel paper, general intangible, promissory note, instrument or investment property and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon such Grantor, so notify account debtors and other obligors. After the making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by such Grantor as trustee for the Secured Party, without commingling the same with other funds of such Grantor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Secured Party to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

Section 12. Further Assurances. Each Grantor, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Secured Party may require more completely to vest in and assure to the Secured Party its rights hereunder or in any of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the UCC and other applicable law, (b) obtaining governmental and other third party consents and approvals, (c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by the UCC, including obtaining any necessary agreements from securities intermediaries, depositary banks, or, as applicable, letter of credit issuers, to establish and maintain the Secured Party’s control over all investment property, deposit accounts, chattel paper, and letter of credit rights. Each Grantor hereby authorizes the Secured Party from time to time to file such financing statements or other documents, without such Grantor’s signature, in such filing or recording offices as the Secured Party may deem necessary or appropriate to perfect the security interests granted herein, maintain or continue the perfection thereof, or ensure the validity, priority and enforceability thereof. Any such financing statements may identify the Collateral as “all assets” of each Grantor or may identify the Collateral in any other reasonable manner.

Section 13. Power of Attorney.

(a) Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of each Grantor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

(i) upon the occurrence and during the continuance of a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at such Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do, including (A) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (B) upon written notice to such Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (C) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(ii) to take such actions as the Secured Party may deem necessary or appropriate to perfect the security interests granted herein, maintain or continue the perfection thereof, or ensure the validity, priority and enforceability thereof.

(b) To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c) The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

Section 14. Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party may, without notice or demand to any Grantor, declare this Agreement to be in default, and the Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, including the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as such Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require any Grantor to assemble all or any part of the Collateral at such location or locations within the state(s) of the Grantor’s principal executive office(s) or at such other locations as the Secured Party may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to such Grantor at least ten Business Days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Grantor waives any and all rights that it may have to judicial hearing in advance of the enforcement of any of the Secured Party’s rights hereunder, including its right following an Event of Default to take immediate possession of the Collateral and exercise its rights with respect thereto.

Section 15. Waiver. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. The Secured Party shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

Section 16. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Secured Party hereunder in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Section 17. Proceeds of Dispositions; Expenses. Each Grantor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in the following order, or such other order as the Secured Party in its discretion (and in compliance with applicable law) may determine:

(a) FIRST, to the payment of all costs and expenses incurred by Secured Party in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents, accountants, financial advisors, legal counsel, and other professional advisors, the repayment of all advances made hereunder by Secured Party on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder.

(b) SECOND, to the payment in full of the Obligations, in such order as Secured Party may deem beneficial; and

(c) THIRD, unless otherwise required by UCC Sections 9608 and 9615 or other Applicable Law, as a court of competent jurisdiction determines, or as otherwise provided by applicable law, any surplus remaining (proper allowance being made for any Obligations not then due) to the Grantors.

The Grantors shall remain liable for any deficiency in the payment of the Obligations.

Section 18. Overdue Amounts. Until paid, all amounts due and payable by the Grantors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Securities Purchase Agreement.

Section 19. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA. Each Grantor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of California or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Grantor by mail at the Grantor’s address specified in Section 11.6 of the Securities Purchase Agreement. Each Grantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

Section 20. Waiver of Jury Trial. THE GRANTORS AND THE SECURED PARTY EACH KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COUNSEL, WAIVES AND FOREVER FORGOES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Grantor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Grantor (a) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Securities Purchase Agreement, the Secured Party are relying upon, among other things, the waivers and certifications contained in this Section 20.

Section 21. Security Interest Absolute. All rights of the Secured Party, all security interests hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any provision of the Securities Purchase Agreement, or any Related Agreement or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place or payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Securities Purchase Agreement, or any Related Agreement;

(c) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower or a pledgor.

Section 22. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in all of the Collateral and the security interest shall survive until, and this Agreement shall remain in full force and effect, and terminate only upon, the indefeasible payment and performance in full of any and all Obligations (including payment in full in cash in immediately available funds in the case of Secured Obligations consisting of payment obligations), and the termination of any and all obligations of Secured Party under the Securities Purchase Agreement and the Related Agreements.

Section 23. Successors and Assigns/Severability. This Agreement and all rights and obligations hereunder shall be binding upon the Grantors and their respective successors and assigns, and shall inure to the benefit of the Secured Party, and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

Section 24. Amendment and Restatement. Effective on and as of the date hereof, this Agreement shall supersede the Original Security Agreement (MFN) insofar as the two are inconsistent with respect to the Collateral. However, the execution and delivery of this Agreement shall not excuse, or constitute a waiver of, any Defaults or Events of Default under the Original Security Agreement (MFN), it being understood that this Agreement is not a termination of the Original Security Agreement (MFN), but is a modification (and, as modified, a continuation) of the Original Security Agreement (MFN). Each Grantor acknowledges and agrees that the Original Security Agreement (MFN), as amended and restated hereby, is affirmed in all respects and that the first priority liens and security interests granted thereunder are continued hereby and under the Pledge Agreement (MFN) and the Intellectual Property Security Agreement (MFN).

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IN WITNESS WHEREOF, intending to be legally bound, the Grantors and the Secured Party have caused this Agreement to be duly executed as of the date first above written.

GRANTORS

MFN FINANCIAL CORPORATION, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Sr. Vice President

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

By:	/s/ MARK CREATURA

Name:	Mark Creatura
Title:	Vice President

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

GULFCO INVESTMENT INC., a Louisiana corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

GULFCO FINANCE COMPANY, a Louisiana corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MIDLAND FINANCE CO., an Illinois corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

TFC ENTERPRISES, INC., a Delaware corporation (the surviving corporation of the TFC Merger)

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

THE FINANCE COMPANY, a Virginia corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

FIRST COMMUNITY FINANCE, INC., a Virginia corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

RECOVERIES, INC., a Virginia corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

PC ACCEPTANCE.COM, INC., a Virginia corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

THE INSURANCE AGENCY, INC., a Virginia corporation

By:	/s/ ROBERT E. RIEDL

Name:	Robert E. Riedl
Title:	Vice President

Accepted:

SECURED PARTY

LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:	/s/ STEVEN E. HARTMAN

Steven E. Hartman Vice President